UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 17, 2012, Hercules Offshore, Inc. (the “Company”) reported that the Hercules 185 (the “Rig”) experienced damage to its legs during the oceanic voyage from the U.S. Gulf of Mexico to Angola. After discovery of the damage to the Rig, the Company conducted a survey of the Rig’s legs above and below the water line. During the survey, the Company discovered extensive damage to various portions of the Rig’s legs. At this time, the Company believes that it is unfeasible to repair the damage and return the Rig to service. The Company has notified its customer regarding the condition of the Rig and the Company intends on negotiating with the customer regarding the appropriate resolution of the existing contract for the Rig. Additionally, the Company has notified its insurance underwriters of the additional damage and will make a claim under the Company’s insurance policies once the full extent of the damage has been identified. While the Company believes that the damage is covered by its insurance policies, until a full investigation into the incident and the damage is completed, it is difficult to predict the amount of any insurance recovery. The Rig has a net book value of $47 million. In addition, the Company has recorded an asset of approximately $5 million related to mobilization and contract preparation costs, and a liability of $3 million related to a lump-sum fee received from the Rig’s customer for contract-specific capital equipment.

The information and statements made in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the Company’s contract with its customer and insurance impacts with respect to the Rig damage. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, the applicability of insurance coverage, the ability of the Company to successfully negotiate a resolution with its customer, and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: June 5, 2012	By:	/s/ James W. Noe

James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer